Exhibit 99.1

FOR IMMEDIATE RELEASE

SANMINA ANNOUNCES ACQUISITION OF DATA CENTER INFRASTRUCTURE MANUFACTURING BUSINESS OF ZT SYSTEMS FROM AMD

Transformational Acquisition Increases Sanmina’s Scale and End-Market Exposure to Cloud and AI Infrastructure

Planned Divestiture by AMD Creates Preferred NPI Manufacturing Partnership with Sanmina, a Leading IMS Company

Purchase Price of $2.55 Billion Cash and Equity, Plus $450 Million in Contingent Consideration, Totaling Up to $3 Billion

Transaction Expected to be Accretive to Non-GAAP EPS in First Year Post-Close

Sanmina to Host Conference Call Today at 8:30 a.m. ET (5:30 a.m. PT)

San Jose, CA – May 19, 2025 – Sanmina Corporation (“Sanmina”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today announced that it has entered into a definitive agreement to acquire the data center infrastructure manufacturing business of ZT Systems, a leading provider of Cloud and AI infrastructure to the world’s largest hyperscalers, from AMD (NASDAQ: AMD). The strategic acquisition further establishes Sanmina’s position as an industry-leading, vertically integrated global manufacturing solutions provider that can now also accelerate its customers’ at scale deployments of cutting-edge AI systems for the data center.

As a combined company, Sanmina expects to strengthen its leading end-to-end component technology, systems integration and supply chain solutions to deliver even greater value for its customers. ZT Systems’ current annual net revenue run-rate is approximately $5 - $6 billion and the outlook ahead is promising as new accelerated compute platforms are launched. In addition, ZT Systems’ manufacturing team brings over 30 years of systems integration experience and has evolved into a leading provider of high-performance Cloud and AI infrastructure for hyperscalers. The company’s advanced liquid cooling capabilities and manufacturing facilities in New Jersey, Texas and the Netherlands, together with its global supply chain, position it to offer end-to-end systems integration, from components to complete racks, for the Cloud and AI infrastructure ecosystem.

“The acquisition of ZT Systems’ manufacturing operations positions Sanmina as an industry leader in the Cloud and AI ecosystem and enables us to further capitalize on the significant growth opportunity of this market,” stated Jure Sola, Chairman and CEO of Sanmina Corporation. “Combining Sanmina’s global expertise and vertical integration capabilities with ZT Systems’ high-quality manufacturing capacity in the U.S. and Europe and extensive experience with critical Cloud and AI infrastructure for hyperscalers will give us enhanced scale and deepen our customer relationships. Sanmina will be better able to deliver a competitive advantage to its customers, accelerating our growth initiatives and enabling us to deliver long-term sustainable value for shareholders.”

Mr. Sola continued, “We look forward to welcoming the ZT Systems team to Sanmina and realizing the benefits of this highly strategic and accretive transaction.”

Strategic Partnership with AMD

AMD will retain ZT Systems’ AI systems design businesses and will work with Sanmina as a U.S.-based new product introduction (NPI) manufacturing partner of choice to accelerate quality and time-to-deployment of AMD AI rack and cluster-scale systems for cloud customers. As ZT Systems’ manufacturing business continues its platform transition in 2025, Sanmina and AMD remain committed to ensuring the future success of the business’ strong revenue.

Forrest Norrod, Executive Vice President and General Manager, Data Center Solutions business unit at AMD said, “We look forward to working with Sanmina as our preferred NPI manufacturing partner. This agreement will help accelerate the U.S.-based manufacturing of AMD AI end-to-end training and inference solutions – which are optimized for our customer’s unique environments, ready-to-deploy at scale and based on our open approach. Together, we will accelerate time-to-market and set the standard for quality and flexibility to benefit the entire AI ecosystem.”

Compelling Strategic and Financial Rationale

•	Increased Scale and High-Value End-Market Exposure: The addition of ZT Systems’ manufacturing business significantly enhances Sanmina’s position in the fast-growing Cloud and AI end-market. It is expected to double Sanmina’s revenue scale in three years.

•	Broadens and Deepens Cloud and AI Hyperscaler Customer Relationships: Through this transaction, Sanmina is well-positioned to both expand and deepen relationships with existing customers by offering a more comprehensive, integrated solution from a trusted partner, while also adding new customers through ZT Systems’ relationships with hyperscalers.

•	Brings Industry-Leading Manufacturing Capacity and Know-How to Sanmina’s Existing Footprint: ZT Systems brings large state-of-the-art manufacturing facilities located in New Jersey and Texas, with advanced liquid cooling capabilities, that are complementary to Sanmina’s existing domestic manufacturing footprint. ZT Systems also operates a facility in the Netherlands, offering the opportunity to expand Sanmina’s presence in Europe.

•	Reinforces Sanmina’s Capabilities as a Leading End-To-End Manufacturing Partner for Mission-Critical Technologies: The combination enhances Sanmina’s position as an industry leader and bolsters the Company’s opportunities to capitalize on the increased demand for digital infrastructure. The addition of ZT Systems’ manufacturing capabilities to Sanmina’s global portfolio, mission-critical technologies and vertical integration enables solutions for the entire product lifecycle: design, engineering, manufacturing and fulfillment.

•	Enhances Sanmina’s Ability to Support a Broad Customer Base in the Cloud and AI End-Market: The addition of ZT Systems’ manufacturing business establishes Sanmina’s position in the industry, creating an all-encompassing offering with the addition of full systems integration at scale. Sanmina will now have the capabilities needed to partner closely with both hyperscaler and OEM customers across all platforms and technologies in the industry.

•	Expected to Be Accretive to Earnings: The acquisition of ZT Systems’ manufacturing business is expected to be accretive to Sanmina’s non-GAAP EPS in the first year after closing, with further EPS accretion expected as synergies are fully realized over time.

•	Compelling Synergy Opportunities: The combination is expected to generate synergies, driven primarily by operational efficiencies due to scale and vertical integration.

Transaction Details

Under the terms of the agreement, Sanmina has agreed to acquire ZT Systems’ manufacturing operations for $2.25 billion of cash to pay for assets at target net asset value (with adjustment mechanism), $300 million premium consisting of 50% cash / 50% equity and a $450 million contingent consideration based on financial performance of the business over the next three years, for up to $3 billion total.

The inclusion of equity and a long-term contingency in the consideration further align Sanmina and AMD’s interests in connection with the entry into the new strategic partnership.

The Sanmina equity issued to AMD will be subject to a lock-up period of 3 years, which begins at the time of closing, during which equity sales are limited to 33% in the first year, 33% in the second year, and the remaining equity in the third year.

In connection with the transaction, Sanmina has obtained committed financing from Bank of America for $2.5 billion.

This transaction has been unanimously approved by the Sanmina Board of Directors. It is expected to close near the end of the 2025 calendar year, subject to regulatory approvals and customary closing conditions.

Advisors

Foros served as Sanmina’s financial advisor. BofA Securities served as Sanmina's financing partner. A&O Shearman served as Sanmina’s legal counsel. Joele Frank served as Sanmina’s strategic communications advisor.

Conference Call Information

Sanmina will hold a conference call to review today's announcement on Monday, May 19, 2025, at 8:30 a.m. ET (5:30 a.m. PT). The access numbers are: domestic 800-836-8184 and international 646-357-8785. The conference will also be webcast live over the Internet. You can log on to the live webcast at Sanmina IR Events. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 888-660-6345 and international 646-517-4150, access code is 37338#.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the industrial, medical, defense and aerospace, automotive, communications networks and cloud infrastructure markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina’s Safe Harbor Statement

The statements contained herein, including those regarding the anticipated benefits of the acquisition of ZT Systems’ manufacturing operations, the expected timing and likelihood of closing the transaction, the projected accretion to earnings, operational synergies, future financial performance, and the Company’s outlook for growth in fiscal 2025 and beyond, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by the Company, all of which are subject to change.

Actual results may differ materially from those expressed or implied in these forward-looking statements due to a variety of factors, including but not limited to: the risk that the proposed acquisition may not be completed in a timely manner or at all; the possibility that regulatory approvals required for the transaction may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the expected benefits, synergies, and accretion from the transaction may not be realized or may take longer to realize than anticipated; adverse changes in the key markets we target, including the cloud and AI infrastructure sectors; the impact of recent or future changes in tariffs and trade policy, which may adversely affect our costs, supply chain, and customer demand; significant uncertainties that can cause our future sales, earnings, and cash flows to be variable; our reliance on a limited number of customers for a substantial portion of our sales; risks arising from our international operations and expansion into new geographic markets; integration risks related to combining ZT Systems’ manufacturing operations with our own; geopolitical uncertainty; and other risk factors set forth in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission.

The Company undertakes no obligation to (and expressly disclaims any such obligation to) update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Sanmina Contacts

Investors

Paige Melching

SVP, Investor Communications

408-964-3610

Media

Eric Brielmann / Jed Repko / Lyle Weston

Joele Frank, Wilkinson Brimmer Katcher

Sanmina-JF@joelefrank.com

(212) 355-4449